FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-129844

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C2

Classes A-1, A-2, A-AB, A-3, A-1A, X-CP, X-W, A-M, A-J, B, C, D, E and F

$3,322,764,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

LEHMAN BROTHERS

LEHMAN BROTHERS

UBS GLOBAL ASSET MANAGEMENT

UBS GLOBAL ASSET MANAGEMENT

COUNTRYWIDE SECURITIES CORPORATION

COUNTRYWIDE SECURITIES CORPORATION

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED AND/OR SUPPLEMENTED PRIOR TO THE TIME OF SALE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY CONTRARY INFORMATION IN ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY ANY CONTRARY INFORMATION IN ANY SUBSEQUENT FREE WRITING PROSPECTUSES CONVEYED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE OFFER OR SALE OF THE OFFERED CERTIFICATES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS FREE WRITING PROSPECTUS OR ANY OF THE OFFERED CERTIFICATES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. EACH PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE OFFERED CERTIFICATES OR POSSESSES OR DISTRIBUTES THIS FREE WRITING PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE OFFERED CERTIFICATES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE ISSUER NOR ANY OF THE UNDERWRITERS HAVE ANY RESPONSIBILITY WITH RESPECT THERETO. THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PAYMENTS OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION PROVIDED HEREIN. THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR OR SOLICIT INVESTMENT BANKING BUSINESS FROM ANY COMPANY NAMED IN THE INFORMATION HEREIN. THE UNDERWRITERS AND/OR THEIR EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR SECURITY DISCUSSED HEREIN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES OR LANGUAGE THAT MAY APPEAR IN THE TEXT OF, AT THE TOP OR BOTTOM OF, OR ATTACHED TO, AN EMAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED, THAT ARE SUBSTANTIALLY SIMILAR TO OR IN THE NATURE OF THE FOLLOWING DISCLAIMERS, STATEMENTS OR LANGUAGE, ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED: (I) DISCLAIMERS REGARDING ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR RESTRICTIONS AS TO RELIANCE ON THE INFORMATION CONTAINED HEREIN BY INVESTORS; (II) DISCLAIMERS OF RESPONSIBILITY OR LIABILITY; (III) STATEMENTS REQUIRING INVESTORS TO READ OR ACKNOWLEDGE THAT THEY HAVE READ OR UNDERSTAND THE REGISTRATION STATEMENT OR ANY DISCLAIMERS OR LEGENDS; (IV) LANGUAGE INDICATING THAT THIS COMMUNICATION IS NEITHER A PROSPECTUS NOR AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY; (V) STATEMENTS THAT THIS INFORMATION IS PRIVILEGED, CONFIDENTIAL OR OTHERWISE RESTRICTED AS TO USE OR RELIANCE; AND (VI) A LEGEND THAT INFORMATION CONTAINED IN THESE MATERIALS WILL BE SUPERSEDED OR CHANGED BY THE FINAL PROSPECTUS, IF THE FINAL PROSPECTUS IS NOT DELIVERED UNTIL AFTER THE DATE OF THE CONTRACT FOR SALE. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

NOTICE TO RESIDENTS OF KOREA

NOTICE TO RESIDENTS OF KOREA

THE SECURITIES TO WHICH THESE MATERIALS RELATE (THE “SUBJECT SECURITIES”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT OF KOREA AND NONE OF THE SUBJECT SECURITIES MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA OR TO ANY PERSONS FOR THE REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF KOREA. NONE OF LEHMAN BROTHERS INC., UBS GLOBAL ASSET MANAGEMENT (US) INC., COUNTRYWIDE SECURITIES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THESE MATERIALS OR OF THE SUBJECT SECURITIES TO ACQUIRE THE SUBJECT SECURITIES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION REGULATIONS OF KOREA. IN ADDITION, ANY RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES REPRESENTS THAT IT IS PURCHASING OR ACQUIRING THE SUBJECT SECURITIES AS PRINCIPAL FOR ITS OWN ACCOUNT. FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, NEITHER THE HOLDER OF THE SUBJECT SECURITIES NOR ANY RESIDENT OF KOREA MAY TRANSFER THE SUBJECT SECURITIES IN KOREA OR TO ANY RESIDENT OF KOREA UNLESS SUCH TRANSFER INVOLVES ALL OF THE SUBJECT SECURITIES HELD BY IT. ALSO, FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE SUBJECT SECURITIES, THE FACE AMOUNT OF EACH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES HELD BY A RESIDENT OF KOREA SHALL NOT BE SUBDIVIDED INTO MORE THAN ONE SUCH CERTIFICATE REPRESENTING THE SUBJECT SECURITIES. FURTHERMORE, THE PURCHASER OF THE SUBJECT SECURITIES SHALL COMPLY WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING BUT NOT LIMITED TO REQUIREMENTS UNDER THE FOREIGN EXCHANGE TRANSACTION LAWS) IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES. FOR THE AVOIDANCE OF DOUBT, IT IS THE SOLE RESPONSIBILITY OF THE RECIPIENT OR PURCHASER OF THE SUBJECT SECURITIES TO DETERMINE WHETHER SUCH RECIPIENT OR PURCHASER IS ELIGIBLE FOR THE ACQUISITION OF THE SUBJECT SECURITIES UNDER APPLICABLE LAWS AND REGULATIONS OF KOREA, AND WHETHER SUCH RECIPIENT OR PURCHASER WILL HAVE COMPLIED WITH ALL APPLICABLE KOREAN LEGAL AND REGULATORY REQUIREMENTS IN CONNECTION WITH THE PURCHASE OF THE SUBJECT SECURITIES.

NOTICE TO RESIDENTS OF GERMANY

Table of Contents

Transaction Highlights

Transaction Highlights

Structural Highlights

Collateral Pool Highlights

Investment Grade and Significant Mortgage Loans

Investor Reporting

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

Transaction Highlights

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___________________________

Structural Highlights

Structural Highlights

Structural Highlights

Offered Certificates(7)


Loan Group 1(1)
Approximately $2.90 billion
Commercial and Multifamily Loans
Loan Group 2(2)
Approximately $659.8 million
Multifamily and Mobile Home Park Loans
100%
100%
Class A-1(3)
Class A-2(3)
Class A-AB(3)
Class A-3(3)
Class A-1A(4)
Class A-M
Class A-J
Class B
Class C
Class D
Class E
Class F
Class X-W(6)
Class X-CP(5)

1. Includes Mortgage Loans secured by the following multifamily properties: Lembi Trophy Portfolio 2 and 1461-1465 Burlingame Avenue.
2. Excludes Mortgage Loans secured by the following multifamily properties: Lembi Trophy Portfolio 2 and 1461-1465 Burlingame Avenue.
3. 100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-AB and A-3 Certificates prior to being applied to make any distributions of principal to the Class A-1A Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal on Class A-1, Class A-2, Class A-AB, Class A-3, and Class A-1A will be pro rata.
4. 100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group No. 2 will generally be applied to make distributions of principal to the Class A-1A Certificates prior to being applied to make any distributions of principal to the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case, distributions of principal on Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1A will be pro rata.
5. The Class X-CP Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and J Certificates.
6. The Class X-W Certificates accrue interest at the weighted average of certain strip rates on a notional amount that will initially equal specified portions of the respective principal balances of the Class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates.
7. The foregoing table is not drawn to reflect the relative sizes of classes.

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___________________________

___________________________

Structural Highlights

Bond Structure

Structural Highlights

Structural Highlights

Structural Highlights

Bond Structure (cont.)

1. *The Non-Offered Certificates are not offered by this free writing prospectus, the Offering Prospectus or the Base Prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and V Certificates, which are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.*
2. *Represents total notional amount which is to be determined. The total notional amount of the Class X-CP Certificates will initially equal specified portions of the Class A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and J Certificates. The total notional amounts of the X-CL and X-W Certificates will, in the case of each of those Classes, equal specified portions of the Class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T Certificates. The Class X-CP, X-CL and X-W Certificates do not have principal balances. See "Description of the Offered Certificates—General" in the Offering Prospectus.*
3. *Represents the total principal balance of all more subordinate Classes of Certificates shown in the table on the preceding page, expressed as a percentage of the Initial Mortgage Pool Balance.*
4. *Presented on an aggregate basis for the Class A-1, A-2, A-AB, A-3 and A-1A Certificates.*
5. *To be determined. The applicable pass-through rate could be any of the following: (a) a specified fixed rate; (b) the Pool WAC (as defined below); (c) the Pool WAC minus a specified percentage; and (d) the lesser of (i) the Pool WAC and (ii) a specified fixed rate. See "Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates" in the Offering Prospectus.*
6. *The Class X-CP, X-CL and X-W Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See "Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates" in the Offering Prospectus.*
7. *For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans comprising the Mortgage Pool ("Pool WAC") is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that Class will equal Pool WAC. See "Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates" in the Offering Prospectus.*
8. *Calculated assuming, among other things, 0% CPR (except that the ARD Loan pays in full on its respective anticipated repayment date) and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to the Offering Prospectus. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.*
9. *Represents the weighted average life of each dollar reduction in notional amount.*
10. *Represents period over which the notional amount will be reduced to zero.*

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Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Structural Highlights

Call Protection(1)(2)

Structural Highlights

___________________________

___________________________

See “Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions” in the Offering Prospectus.

Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

As of the Cut-Off Date.

Percent of Initial Mortgage Pool Balance.

These mortgage loans may defease or prepay with yield maintenance during a portion of the loan term.

Excludes any period when borrower has the option, with respect to a particular Mortgage Loan, to either defease or prepay with yield maintenance.

Structural Highlights

Prepayment Provisions(1)

Structural Highlights

___________________________

___________________________

Represents percentage of then outstanding principal balance of Mortgage Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling Assumptions specified in the glossary to the Offering Prospectus.

Collateral Pool Highlights

Collateral Pool Highlights

The Mortgage Pool includes seven Mortgage Loans (representing 26.5% of the Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such eight Mortgage Loans, the “Investment Grade Loans”).

The Mortgage Pool includes seven Mortgage Loans (representing 26.5% of the Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such eight Mortgage Loans, the “Investment Grade Loans”).

As described under “Description of the Mortgage Pool—Loan Combinations” in the Offering Prospectus, nine Mortgage Loans, representing 29.1% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A “Loan Combination” consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a “Non-Trust Loan” in these materials, it is a reference to a mortgage loan that is part of a Loan Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the Mortgage Loan included in the same Loan Combination.

The structures of the Sears Tower Loan Combination, the State Street Building Loan Combination, the Extendicare Portfolio Loan Combination, the Bethany Maryland Portfolio II Loan Combination, the Homer Building Loan Combination, the 2000 Pennsylvania Avenue Loan Combination, 2445 M Street Loan Combination, the 2100 Pennsylvania Avenue Loan Combination and the Fed Ex Portfolio Loan Combination are outlined on the following pages.

Collateral Pool Highlights

Pool Composition

The Sears Tower Loan Combination consists of multiple loans: (a) the “Sears Tower Mortgage Loan” which will be included in the Trust Fund, with a cut-off date principal balance of $340,000,000, (b) the “Sears Tower Note A Non-Trust Loan”, with a cut-off date principal balance of $340,000,000, and (c) the “Sears Tower Note B Non-Trust Loan(s)”, with an aggregate cut-off date principal balance of $100,000,000 (together with the Sears Tower Note A Loan, the “Sears Tower Non-Trust Loans”).

The Sears Tower Loan Combination consists of multiple loans: (a) the “Sears Tower Mortgage Loan” which will be included in the Trust Fund, with a cut-off date principal balance of $340,000,000, (b) the “Sears Tower Note A Non-Trust Loan”, with a cut-off date principal balance of $340,000,000, and (c) the “Sears Tower Note B Non-Trust Loan(s)”, with an aggregate cut-off date principal balance of $100,000,000 (together with the Sears Tower Note A Loan, the “Sears Tower Non-Trust Loans”).

The entire Sears Tower Loan Combination is secured by a mortgage which encumbers the Sears Tower Mortgaged Property.

The entire Sears Tower Loan Combination will be serviced under the series 2007-C2 pooling and servicing agreement by the Master Servicer and the Special Servicer.

The Sears Tower Non-Trust Loans will not be included in the Trust Fund.

Collateral Pool Highlights

Collateral Pool Highlights

Sears Tower Loan Combination

Sears Tower

Sears Tower

($780.0m)

Sears Tower

Sears Tower

Note A

($100.0m)

Sears Tower

Sears Tower

($340.0m)

LB-UBS 2007-C2

LB-UBS 2007-C2

Sears Tower

Sears Tower

($340.0m)

Prior to a monetary event of default or material non-monetary event of default that would result in special servicing, payments of principal will be made to the Sears Tower Mortgage Loan, the Sears Tower Note A Non-Trust Loan and the Sears Tower Note B Non-Trust Loan on a pro rata basis, based on their outstanding principal balances.

Prior to a monetary event of default or material non-monetary event of default that would result in special servicing, payments of principal will be made to the Sears Tower Mortgage Loan, the Sears Tower Note A Non-Trust Loan and the Sears Tower Note B Non-Trust Loan on a pro rata basis, based on their outstanding principal balances.

Collateral Pool Highlights

Collateral Pool Highlights

Sears Tower Loan Combination (cont.)

The State Street Building Loan Combination consists of three loans: (a) the “State Street Building Note A-3 Mortgage Loan” which will be included in the Trust Fund, with a cut-off date principal balance of $25,500,000, (b) the “State Street Building Note A-1 Pari Passu Non-Trust Loan”, with a cut-off date principal balance of $387,500,000, and (c) the “State Street Building Note A-2 Pari Passu Non-Trust Loan”, with a cut-off date principal balance of $362,000,000 (together with the State Street Building Note A-2 Mortgage Loan, the “State Street Building Non-Trust Loans”).

The State Street Building Loan Combination consists of three loans: (a) the “State Street Building Note A-3 Mortgage Loan” which will be included in the Trust Fund, with a cut-off date principal balance of $25,500,000, (b) the “State Street Building Note A-1 Pari Passu Non-Trust Loan”, with a cut-off date principal balance of $387,500,000, and (c) the “State Street Building Note A-2 Pari Passu Non-Trust Loan”, with a cut-off date principal balance of $362,000,000 (together with the State Street Building Note A-2 Mortgage Loan, the “State Street Building Non-Trust Loans”).

The entire State Street Building Loan Combination is secured by a mortgage which encumbers State Street Building.

The entire State Street Building Loan Combination will be serviced under the series 2007-C1 pooling and servicing agreement by the Master Servicer and the Special Servicer.

The State Street Building Non-Trust Loans will not be included in the Trust Fund.

The State Street Building Loan Combination is subject to the terms of an Intercreditor and Servicing Agreement.

Collateral Pool Highlights

Collateral Pool Highlights

State Street Building Loan Combination

State Street

State Street

Building

($775.0m)

State Street Building

State Street Building

($387.5m)

WBCMT 2007-C30

WBCMT 2007-C30

State Street Building

State Street Building

($362.0m)

State Street Building

State Street Building

($25.5m)

LB-UBS 2007-C2

LB-UBS 2007-C2

LB-UBS 2007-C1

LB-UBS 2007-C1

Collateral Pool Highlights

Collateral Pool Highlights

Extendicare Portfolio Loan Combination

- The Loan Combination secured by the underlying mortgaged real properties identified in the Offering Prospectus as Extendicare Portfolio (those properties, collectively, the "Extendicare Portfolio Mortgaged Property" and that Loan Combination, the "Extendicare Portfolio Loan Combination") consists of (a) the "Extendicare Portfolio Mortgage Loan", which will be included in the Trust Fund and (b) two Non-Trust Loans (the "Extendicare Portfolio *Pari Passu* Non-Trust Loans"), which are evidenced by an A-1 Note and an A-2 Note and are *pari passu* in right of payment with the Extendicare Portfolio Mortgage Loan. A Co-Lender Agreement executed between the respective holders of the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio *Pari Passu* Non-Trust Loans governs the rights and obligations of those holders (the "Extendicare Portfolio Co-Lender Agreement").


Extendicare Portfolio Loan Combination ($500.0m)
Extendicare Portfolio Mortgage Loan (A-3 Note) ($125.0m)
Extendicare Portfolio Pari Passu Non-Trust Loan (A-1 Note) ($250.0m)
Extendicare Portfolio Pari Passu Non-Trust Loan (A-2 Note) ($125.0m)
LB-UBS 2007-C2 Trust
LB-UBS 2006-C7 Trust
LB-UBS 2007-C1 Trust

- The holder of the Extendicare Portfolio Mortgage Loan receives all payments with respect to the Extendicare Portfolio Loan Combination on a *pro rata* and *pari passu* basis with the holders of the Extendicare Portfolio *Pari Passu* Non-Trust Loans.
- The Extendicare Portfolio *Pari Passu* Non-Trust Loans will not be included in the Trust Fund.
- The Extendicare Portfolio Loan Combination is being serviced under the pooling and servicing agreement for the LB-UBS Series 2006-C7 commercial mortgage securitization transaction, which includes the Extendicare Portfolio *Pari Passu* Non-Trust Loan that is evidenced by the A-1 Note.

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Subject to the Discussion under “Description of the Mortgage Pool—Loan Combinations” and “The Series 2007-C2 Pooling and Servicing Agreement—The Series 2007-C2 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders” in the Offering Prospectus, the holder of the Extendicare Portfolio Mortgage Loan and the holders of the Extendicare Portfolio Pari Passu Non-Trust Loans, acting jointly (directly or through representatives, which representative, in the case of the Extendicare Portfolio Mortgage Loan will be, in accordance with the series 2007-C2 pooling and servicing agreement, the series 2007-C2 controlling class representative), will have the ability to advise and direct the series 2006-C7 master servicer and/or the series 2006-C7 special servicer with respect to certain specified servicing actions regarding the Extendicare Portfolio Loan Combination; provided that, in the event that such holders have not, within the requisite time period, directly or through representatives, executed a consent with respect to any such servicing action, the series 2006-C7 master servicer or the series 2006-C7 special servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C7 pooling and servicing agreement.

Collateral Pool Highlights

Collateral Pool Highlights

Extendicare Portfolio Loan Combination (cont.)

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Maryland Portfolio II Loan Combination

- The Loan Combination secured by the mortgaged real properties identified in the Offering Prospectus as Bethany Maryland Portfolio II (those properties, the "Bethany Maryland Portfolio II Mortgaged Properties" and that Loan Combination, the "Bethany Maryland Portfolio II Loan Combination") consists of (a) the "Bethany Maryland Portfolio II Mortgage Loan", which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "Bethany Maryland Portfolio II Non-Trust Loan"), which is evidenced by a B Note and, under certain material default scenarios, is generally subordinate in right of payment to the Bethany Maryland Portfolio II Mortgage Loan. A Co-Lender Agreement executed between the respective holder of the Bethany Maryland Portfolio II Mortgage Loan and the Bethany Maryland Portfolio II Non-Trust Loan governs the rights and obligations of those holders (the "Bethany Maryland Portfolio II Co-Lender Agreement").


Bethany Maryland Portfolio II Loan Combination ($217.0m)
Bethany Maryland Portfolio II Mortgage Loan (A Note)(1) ($185.0m)
Bethany Maryland Portfolio II Non-Trust Loan (B Note)(2) ($32.0m)
LB-UBS 2007-C2 Trust

- The holder of the Bethany Maryland Portfolio II Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Bethany Maryland Portfolio II Non-Trust Loan.[3]
- Prior to certain uncured monetary events of default, and certain non-monetary events of default existing at a time when the Bethany Maryland Portfolio II Mortgage Loan is being specially serviced, the holder of the Bethany Maryland Portfolio II Mortgage Loan and the holder of the Bethany Maryland Portfolio II Non-Trust Loan will be allocated principal payments on a *pro rata* basis, although the holder of the Bethany Maryland Portfolio II Mortgage Loan will be entitled to receive its *pro rata* payments of principal before the holder of the Bethany Maryland Portfolio II Non-Trust Loan receives its payments.[3]

1. *"A Note" evidences Bethany Maryland Portfolio II Mortgage Loan. $185,000,000 is the cut-off date balance of the A Note.*
2. *"B Note" evidences Bethany Maryland Portfolio II Non-Trust Loan. $32,000,000 is the cut-off date balance of the B Note.*
3. *Subject to the terms of the Bethany Maryland Portfolio II Co-Lender Agreement.*

22

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Bethany Maryland Portfolio II Mortgage Loan is being specially serviced, the holder of the Bethany Maryland Portfolio II Non-Trust Loan receives no principal or interest payments until the principal amount of the Bethany Maryland Portfolio II Mortgage Loan has been paid in full.(1)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Bethany Maryland Portfolio II Mortgage Loan is being specially serviced, the holder of the Bethany Maryland Portfolio II Non-Trust Loan receives no principal or interest payments until the principal amount of the Bethany Maryland Portfolio II Mortgage Loan has been paid in full.(1)

The Bethany Maryland Portfolio Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

Bethany Maryland Portfolio II Loan Combination (cont.)

___________________________

___________________________

Collateral Pool Highlights

Collateral Pool Highlights

Homer Building Loan Combination

- The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Homer Building (that property, the "Homer Building Mortgaged Property" and that Loan Combination, the "Homer Building Loan Combination") consists of (a) the "Homer Building Mortgage Loan", which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "Homer Building Non-Trust Loan"), which is evidenced by a B Note and, upon the occurrence of certain material defaults, is generally subordinate in right of payment to the Homer Building Mortgage Loan. A Co-Lender Agreement between the respective holders of the Homer Building Mortgage Loan and the Homer Building Non-Trust Loan will govern the rights and obligations of those holders (the "Homer Building Co-Lender Agreement").


Homer Building Loan Combination
($158.0m)
Homer Building Mortgage Loan (A Note)(1)
($88.0m)
Homer Building Non-Trust Loan (B Note)(2)
($70.0m)
LB-UBS 2007-C2 Trust

- The holder of the Homer Building Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Homer Building Non-Trust Loan.[3]
- Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Homer Building Mortgage Loan is being specially serviced, the holder of the Homer Building Mortgage Loan and the holder of the Homer Building Non-Trust Loan receive principal payments on a *pro rata* basis, although the holder of the Homer Building Mortgage Loan would receive its *pro rata* share of principal payments before the holder of the Homer Building Non-Trust Loan receives its *pro rata* share.[3]
- In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Homer Building Mortgage Loan is being specially serviced, the holder of the Homer Building Non-Trust Loan receives no principal or interest payments until the principal amount of the Homer Building Mortgage Loan has been paid in full.[3]

1. *"A Note" evidences the Homer Building Mortgage Loan. $88,000,000 is the Cut-Off Date Balance of the A Note.*
2. *"B Note" evidences the Homer Building Non-Trust Loan. $70,000,000 is the Cut-Off Date Balance of the B Note.*
3. *Subject to the terms of the Homer Building Co-Lender Agreement.*

24

The Homer Building Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

The Homer Building Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Homer Building Loan Combination (cont.)

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 2000 Pennsylvania Avenue (that property, the “2000 Pennsylvania Avenue Mortgaged Property” and that Loan Combination, the “2000 Pennsylvania Avenue Loan Combination”) consists of (a) the “2000 Pennsylvania Avenue Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “2000 Pennsylvania Avenue Non-Trust Loan”), which is evidenced by a B Note and, upon the occurrence of certain material defaults, is generally subordinate in right of payment to the 2000 Pennsylvania Avenue Mortgage Loan. A Co-Lender Agreement between the respective holders of the 2000 Pennsylvania Avenue Mortgage Loan and the 2000 Pennsylvania Avenue Non-Trust Loan will govern the rights and obligations of those holders (the “2000 Pennsylvania Avenue Co-Lender Agreement”).

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 2000 Pennsylvania Avenue (that property, the “2000 Pennsylvania Avenue Mortgaged Property” and that Loan Combination, the “2000 Pennsylvania Avenue Loan Combination”) consists of (a) the “2000 Pennsylvania Avenue Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “2000 Pennsylvania Avenue Non-Trust Loan”), which is evidenced by a B Note and, upon the occurrence of certain material defaults, is generally subordinate in right of payment to the 2000 Pennsylvania Avenue Mortgage Loan. A Co-Lender Agreement between the respective holders of the 2000 Pennsylvania Avenue Mortgage Loan and the 2000 Pennsylvania Avenue Non-Trust Loan will govern the rights and obligations of those holders (the “2000 Pennsylvania Avenue Co-Lender Agreement”).

The holder of the 2000 Pennsylvania Avenue Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the 2000 Pennsylvania Avenue Non-Trust Loan.(3)

Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the 2000 Pennsylvania Avenue Mortgage Loan is being specially serviced, the holder of the 2000 Pennsylvania Avenue Mortgage Loan and the holder of the 2000 Pennsylvania Avenue Non-Trust Loan receive principal payments on a pro rata basis, although the holder of the 2000 Pennsylvania Avenue Mortgage Loan would receive its pro rata share of principal payments before the holder of the 2000 Pennsylvania Avenue Non-Trust Loan receives its pro rata share.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

“A Note” evidences the 2000 Pennsylvania Avenue Mortgage Loan. $84,354,091 is the Cut-Off Date Balance of the A Note.

“B Note” evidences the 2000 Pennsylvania Avenue Non-Trust Loan. $27,645,909 is the Cut-Off Date Balance of the B Note.

2000 Pennsylvania Avenue Loan Combination

2000 Pennsylvania Avenue

2000 Pennsylvania Avenue

($84.4m)

LB-UBS 2007-C2

LB-UBS 2007-C2

2000 Pennsylvania Avenue

2000 Pennsylvania Avenue

($112.0m)

2000 Pennsylvania Avenue

2000 Pennsylvania Avenue

($27.6m)

The 2000 Pennsylvania Avenue Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

The 2000 Pennsylvania Avenue Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

2000 Pennsylvania Avenue Loan Combination (cont.)

Collateral Pool Highlights

Collateral Pool Highlights

2445 M Street Loan Combination

- The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 2445 M Street (that property, the "2445 M Street Mortgaged Property" and that Loan Combination, the "2445 M Street Loan Combination") consists of (a) the "2445 M Street Mortgage Loan", which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "2445 M Street Non-Trust Loan"), which is evidenced by a B Note and, upon the occurrence of certain material defaults, is generally subordinate in right of payment to the 2445 M Street Mortgage Loan. A Co-Lender Agreement between the respective holders of the 2445 M Street Mortgage Loan and the 2445 M Street Non-Trust Loan will govern the rights and obligations of those holders (the "2445 M Street Co-Lender Agreement").


2445 M Street
Loan Combination
($101.9m)
2445 M Street
Mortgage Loan (A Note)(1)
($86.7m)
LB-UBS 2007-C2
Trust
2445 M Street
Non-Trust Loan (B Note)(2)
($15.2m)

- The holder of the 2445 M Street Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the 2445 M Street Non-Trust Loan.[3]
- Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the 2445 M Street Mortgage Loan is being specially serviced, the holder of the 2445 M Street Mortgage Loan and the holder of the 2445 M Street Non-Trust Loan receive principal payments on a *pro rata* basis, although the holder of the 2445 M Street Mortgage Loan would receive its *pro rata* share of principal payments before the holder of the 2445 M Street Non-Trust Loan receives its *pro rata* share.[3]
- In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the 2445 M Street Mortgage Loan is being specially serviced, the holder of the 2445 M Street Non-Trust Loan receives no principal or interest payments until the principal amount of the 2445 M Street Mortgage Loan has been paid in full.[3]

1. *"A Note" evidences the 2445 M Street Mortgage Loan. $86,700,000 is the Cut-Off Date Balance of the A Note.*
2. *"B Note" evidences the 2445 M Street Non-Trust Loan. $15,165,572 is the Cut-Off Date Balance of the B Note.*
3. *Subject to the terms of the 2445 M Street Co-Lender Agreement.*

28

The 2445 M Street Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

The 2445 M Street Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

2445 M Street Loan Combination (cont.)

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 2100 Pennsylvania Avenue (that property, the “2100 Pennsylvania Avenue Mortgaged Property” and that Loan Combination, the “2100 Pennsylvania Avenue Loan Combination”) consists of (a) the “2100 Pennsylvania Avenue Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “2100 Pennsylvania Avenue Non-Trust Loan”), which is evidenced by a B Note and, upon the occurrence of certain material defaults, are generally subordinate in right of payment to the 2100 Pennsylvania Avenue Mortgage Loan. A Co-Lender Agreement between the respective holders of the 2100 Pennsylvania Avenue Mortgage Loan and the 2100 Pennsylvania Avenue Non-Trust Loan will govern the rights and obligations of those holders (the “2100 Pennsylvania Avenue Co-Lender Agreement”).

The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as 2100 Pennsylvania Avenue (that property, the “2100 Pennsylvania Avenue Mortgaged Property” and that Loan Combination, the “2100 Pennsylvania Avenue Loan Combination”) consists of (a) the “2100 Pennsylvania Avenue Mortgage Loan”, which will be included in the Trust Fund, and (b) a Non-Trust Loan (the “2100 Pennsylvania Avenue Non-Trust Loan”), which is evidenced by a B Note and, upon the occurrence of certain material defaults, are generally subordinate in right of payment to the 2100 Pennsylvania Avenue Mortgage Loan. A Co-Lender Agreement between the respective holders of the 2100 Pennsylvania Avenue Mortgage Loan and the 2100 Pennsylvania Avenue Non-Trust Loan will govern the rights and obligations of those holders (the “2100 Pennsylvania Avenue Co-Lender Agreement”).

The holder of the 2100 Pennsylvania Avenue Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the 2100 Pennsylvania Avenue Non-Trust Loan.(3)

Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the 2100 Pennsylvania Avenue Mortgage Loan is being specially serviced, the holder of the 2100 Pennsylvania Avenue Mortgage Loan and the holder of the 2100 Pennsylvania Avenue Non-Trust Loan receive principal payments on a pro rata basis, although the holder of the 2100 Pennsylvania Avenue Mortgage Loan would receive its pro rata share of principal payments before the holder of the 2100 Pennsylvania Avenue Non-Trust Loan receives its pro rata share.(3)

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

“A Note” evidences the 2100 Pennsylvania Avenue Mortgage Loan. $68,700,000 is the Cut-Off Date Balance of the A Note.

“B Note” evidences the 2100 Pennsylvania Avenue Non-Trust Loan. $19,300,000 is the Cut-Off Date Balance of the B Note.

2100 Pennsylvania Avenue Loan Combination

2100 Pennsylvania Avenue

2100 Pennsylvania Avenue

($68.7m)

LB-UBS 2007-C2

LB-UBS 2007-C2

2100 Pennsylvania Avenue Loan Combination

($88.0m)

2100 Pennsylvania Avenue

2100 Pennsylvania Avenue

($19.3m)

The 2100 Pennsylvania Avenue Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

The 2100 Pennsylvania Avenue Non-Trust Loan will be held by a third party investor on a whole loan basis and will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

2100 Pennsylvania Avenue Loan Combination (cont.)

Collateral Pool Highlights

Collateral Pool Highlights

Fed Ex Portfolio Loan Combination

- The Loan Combination secured by the underlying mortgaged real property identified in the Offering Prospectus as Fed Ex Portfolio (that property, the "Fed Ex Portfolio Mortgaged Property" and that Loan Combination, the "Fed Ex Portfolio Loan Combination") consists of (a) the "Fed Ex Portfolio Mortgage Loan", which will be included in the Trust Fund, and (b) a Non-Trust Loan (the "Fed Ex Portfolio Non-Trust Loan"), which is evidenced by a B Note and, upon the occurrence of certain material defaults, is generally subordinate in right of payment to the Fed Ex Portfolio Mortgage Loan. A Co-Lender Agreement between the respective holders of the Fed Ex Portfolio Mortgage Loan and the Fed Ex Portfolio Non-Trust Loan will govern the rights and obligations of those holders (the "Fed Ex Portfolio Co-Lender Agreement").


Fed Ex Portfolio Loan Combination
($32.0m)
Fed Ex Portfolio Mortgage Loan (A Note)(1)
($30.8m)
Fed Ex Portfolio Non-Trust Loan (B Note)(2)
($1.2m)
LB-UBS 2007-C2 Trust

- The holder of the Fed Ex Portfolio Mortgage Loan receives scheduled monthly payments of interest (at the mortgage interest rate) prior to the holder of the Fed Ex Portfolio Non-Trust Loan.[3]
- Prior to the occurrence of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Fed Ex Portfolio Mortgage Loan is being specially serviced, the holder of the Fed Ex Portfolio Mortgage Loan and the holder of the Fed Ex Portfolio Non-Trust Loan receive principal payments on a *pro rata* basis, although the holder of the Fed Ex Portfolio Mortgage Loan would receive its *pro rata* share of principal payments before the holder of the Fed Ex Portfolio Non-Trust Loan receives its *pro rata* share.[3]

1. *"A Note" evidences the Fed Ex Portfolio Mortgage Loan. $30,800,000 is the Cut-Off Date Balance of the A Note.*
2. *"B Note" evidences the Fed Ex Portfolio Non-Trust Loan. $1,158,938 is the Cut-Off Date Balance of the B Note.*
3. *Subject to the terms of the Fed Ex Portfolio Co-Lender Agreement.*

32

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Fed Ex Portfolio Mortgage Loan is being specially serviced, the holder of the Fed Ex Portfolio Non-Trust Loan receives no principal or interest payments until the principal amount of the Fed Ex Portfolio Mortgage Loan has been paid in full.(1)

In the event of certain uncured monetary events of default and certain non-monetary events of default existing at a time when the Fed Ex Portfolio Mortgage Loan is being specially serviced, the holder of the Fed Ex Portfolio Non-Trust Loan receives no principal or interest payments until the principal amount of the Fed Ex Portfolio Mortgage Loan has been paid in full.(1)

The Fed Ex Portfolio Non-Trust Loans will not be included in the Trust.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Fed Ex Portfolio Loan Combination (cont.)

Collateral Pool Highlights

The following table shows the Cut-Off Date U/W NCF DSCR, U/W NCF DSCR, Cut-Off Date LTV and Shadow Rating(1) with respect to each indicated Mortgage Loan:

Collateral Pool Highlights

_____________________________

_____________________________

S&P and Fitch have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan’s inclusion in the Trust, the credit characteristics of that Mortgage Loan or the applicable portion are consistent with obligations that are so rated.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Based on: the Sears Tower Mortgage Loan and the Sears Tower Note A-2 Pari Passu Non-Trust Loan only and without regard to the related junior Sears Tower Note B Non-Trust Loan; the State Street Building Loan Combination (including the State Street Building Pari Passu Non-Trust Loans); the Extendicare Portfolio Loan Combination (including the Extendicare Portfolio Pari Passu Non-Trust Loans); the Bethany Maryland Portfolio II Mortgage Loan only and without regard to the related junior Bethany Maryland Portfolio II Non-Trust Loan; the Homer Building Mortgage Loan only and without regard to the related junior Homer Building Non-Trust Loan; the 2000 Pennsylvania Avenue Mortgage Loan only and without regard to the related junior 2000 Pennsylvania Avenue Non-Trust Loan; the 2445 M Street Mortgage Loan only and without regard to the related junior 2445 M Street Non-Trust Loan; the 2100 Pennsylvania Avenue Mortgage Loan only and without regard to the related junior 2100 Pennsylvania Avenue Non-Trust Loan; the Fed Ex Portfolio Mortgage Loan only and without regard to the related junior Fed Ex Portfolio Non-Trust Loan.

Collateral Pool Highlights

Collateral Pool Highlights

Mortgage Loan Sellers

- Sponsors of properties securing certain significant mortgage loans and the Investment Grade Loans in the LB-UBS 2007-C2 transaction include:
  - Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers
  - Jacob Chetrit, Joseph Moinian and Yisroel Gluck
  - The Bethany Holdings Group, LLC, CORE Realty Holdings, LLC, and an affiliate of Lehman Brothers
  - ABG Sundal Collier ASA, Tishman Speyer Real Estate Venture VI, L.P., and an affiliate of Lehman Brothers
  - Charles Ishay
  - David G. Bradley and Katherine B. Bradley
  - Extendicare Health Services, Inc.
  - The Lembi Group
  - ING US Office Corporation and The John Akridge Company
  - Broadway Real Estate Partners, LLC
  - The George Washington University
- Conduit Origination Program:
  - U/W NCF on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in the Offering Prospectus and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., a "Big Four" accounting firm).
  - U/W NCF DSCR for all loans with partial interest-only periods is calculated based on annual debt service payments during the amortization term or, in some cases, based on an average monthly debt service payment during the amortization term.
  - Cut-Off Date U/W NCF DSCR for all loans with partial interest-only periods is calculated based on U/W NCF and the sum of the interest-only payments that will be due during the 12-month period following the Cut-Off Date based on related mortgage interest rate and Cut-Off Date principal balance.
  - Sponsor/principal due diligence is performed for all loans using any combination of Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches and other types of credit history and background checks.
  - Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.
  - Substantially all borrowers are single asset entities.
  - Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $25 million.

35

Collateral Pool Highlights

Collateral Pool Highlights

Cash Management Systems

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Hard/Hotel Lockbox. With respect to hospitality properties only, cash or “over-the-counter” receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

Springing Hard Lockbox. Either—

income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a “Hard Lockbox” with lender cash management; or

a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in some cases upon the request of the lender, following the occurrence of certain triggering events, of a “Hard Lockbox” with lender cash management.

Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a “Hard Lockbox”.

Collateral Pool Highlights

Information Regarding Escrows and Related Payment Obligations

Collateral Pool Highlights

___________________________

___________________________

Escrows and related payment obligations are generally in the form of either upfront reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any such sponsor.

As of the Cut-Off Date. Excludes the Investment Grade Loans.

In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Collateral Pool Highlights

Collateral Pool Highlights

___________________________

___________________________

Expressed as a percentage of the Initial Mortgage Pool Balance.

The 2445 M Street Mortgage Loan was originated on a 51/49 basis by Greenwich Capital Financial Products, Inc. and a Lehman entity, respectively, and each will be contributing its pro rata share of the 2445 M Street Mortgage Loan. The One Alliance Center Mortgage Loan was originated on a 51/49 basis by a Lehman entity and Countrywide Commercial Real Estate Finance, Inc., respectively, and each will be contributing its pro rata share of the One Alliance Center Mortgage Loan.

Includes office, retail and industrial/warehouse properties leased to one tenant that occupies 90% or more of the particular property.

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics

___________________________

___________________________

Percentages based on allocated loan amount per property.

No other state represents more than 3.2% of the Initial Mortgage Pool Balance.

Multifamily component includes mobile home park properties representing 1.1% of the Initial Mortgage Pool Balance.

Five (5) Mortgage Loans, collectively representing 10.6% of the Initial Mortgage Pool Balance, each provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to the Amortization Types does not reflect these additional amortization payments.

Includes 24.7% of Mortgage Loans (by Cut-Off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans, 45.2% (by Cut-Off Date Balance) have three years or less of interest-only payments.

Collateral Pool Highlights

Collateral Pool Highlights

Pool Characteristics (cont.)

___________________________

___________________________

Five (5) Mortgage Loans, collectively representing 10.6% of the Initial Mortgage Pool Balance, each provide that the related borrower is required, on and after a designated payment date, to make specified additional monthly amortization payments, solely to the extent available from excess cash flow. The presentation of statistical information herein relating to Wtd. Avg. Cut-Off Date LTV, Wtd. Avg. Maturity Date LTV, Wtd. Avg. Cut-Off Date U/W NCF DSCR and Wtd. Avg. U/W NCF DSCR does not reflect these additional amortization payments.

The one Hyperamortizing Loan is assumed to mature on its respective anticipated repayment date.

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Investment Grade Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Calculated based on in-place U/W NCF and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related appraised value.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.320% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.97x.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and annual debt constant of 8.2172066% commencing with payment date in December 2009.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

Calculated based on U/W NCF and interest-only payments during first two years based on an interest rate of 6.790% calculated on an Actual/360 day basis.

Calculated based on U/W NCF and annual debt constant of 8.321274% commencing with payment date in April 2009.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.1825% calculated on an Actual/360 day basis and without regard to the Homer Building Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.38076% calculated on an Actual/360 day basis for the entire Homer Building Loan Combination is 1.45x. The U/W NCF DSCR for the Homer Building Mortgage Loan based on the projected U/W NCF and without regard to the Homer Building Non-Trust Loan is 2.77x. The U/W NCF DSCR based on the projected U/W NCF for the entire Homer Building Loan Combination is 1.49x.

Based on the Cut-Off Date Balance of the Homer Building Mortgage Loan, without regard to the Homer Building Non-Trust Loan. The Cut-Off Date LTV of the entire Homer Building Loan Combination is 62.9%.

Reflects in-place U/W NCF. U/W NCF is projected to be $10,732,111 based on assumed mark-to-market adjustment for below market leases based on appraiser’s estimate of market rent, adjustment of occupancy to 97.8% and certain other leasing assumptions.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.580% calculated on an Actual/360 day basis and without regard to the 2445 M Street Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.619% calculated on an Actual/360 day basis for the entire 2445 M Street Loan Combination is 1.80x. The U/W NCF DSCR for the 2445 M Street Mortgage Loan based on the projected U/W NCF and without regard to the 2445 M Street Non-Trust Loan is 2.19x. The U/W NCF DSCR based on the projected U/W NCF for the entire 2445 M Street Loan Combination is 1.85x.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.92% calculated on an Actual/360 day basis and without regard to the 2000 Pennsylvania Avenue Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.900% calculated on an Actual/360 day basis for the entire 2000 Pennsylvania Loan Combination is 1.37x. The U/W NCF DSCR for the 2000 Pennsylvania Avenue Mortgage Loan based on the projected U/W NCF and without regard to the 2000 Pennsylvania Avenue Non-Trust Loan is 2.34x. The U/W NCF DSCR based on the projected U/W NCF for the entire 2000 Pennsylvania Avenue Loan Combination is 1.77x.

Based solely on the 2000 Pennsylvania Avenue Mortgage Loan without regard to the 2000 Pennsylvania Avenue Non-Trust Loan. The Cut-Off Date LTV of the entire 2000 Pennsylvania Avenue Loan Combination is 53.5%.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.92% calculated on an Actual/360 day basis and without regard to the 2100 Pennsylvania Avenue Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.900% calculated on an Actual/360 day basis for the entire 2100 Pennsylvania Loan Combination is 1.53x. The U/W NCF DSCR for the 2100 Pennsylvania Avenue Mortgage Loan based on the projected U/W NCF and without regard to the 2100 Pennsylvania Avenue Non-Trust Loan is 2.17x. The U/W NCF DSCR based on the projected U/W NCF for the entire 2100 Pennsylvania Avenue Loan Combination is 1.70x.

Investment Grade and Significant Mortgage Loans

Tishman Speyer DC Portfolio II

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Tishman Speyer DC Portfolio II Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Investment Grade and Significant Mortgage Loans

Tishman Speyer DC Portfolio II (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Patton Boggs LLP’s lease expiration includes 180,490 square feet expiring 4/30/2017 and 1,140 square feet expiring 4/30/2012.

Verizon Communications, Inc.’s lease expiration includes 105,206 square feet in the 1717 Pennsylvania Avenue building which expires on 10/31/2007 and 1,116 square feet in the Tyson International Plaza which expires on 12/31/2011.

Robins Gioia, Inc.’s lease begins on 1/1/2008.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

Tishman Speyer DC Portfolio II (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Aggregate of the appraised values for the eight (8) properties securing the mortgage loan.

Reflects in-place U/W NCF. U/W NCF is projected to be $50,433,842 based on assumed mark-to-market rent adjustments applied to below-market tenant leases, projected increase of portfolio square footage by approximately 114,971 square feet upon building remeasurements and additional rent related to that increased square footage at current market rents, lease-up of current vacant space to appraiser’s stabilized occupancy of 93.9% and certain other lease-up assumptions.

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Extendicare Portfolio Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Reflects the Extendicare Portfolio Mortgage Loan, which is part of the Extendicare Portfolio Loan Combination of $500,000,000. The amount of $500,000,000 is comprised of three pari passu A Notes consisting of the Extendicare Portfolio Mortgage Loan (A-3 Note) and the A-1 and A-2 Notes. The A-1 and A-2 Notes, aggregating $375,000,000, are not part of the Trust.

Based on the Extendicare Portfolio pari passu A Notes totaling $500,000,000.

Payments of interest only are required through and including the payment date in November 2009.

The Extendicare Portfolio Mortgaged Properties are managed by affiliates of the Extendicare Portfolio borrower.

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Aggregate of the appraised values for the 82 properties securing the loan.

The appraisal as of date for the Parkview Nursing Center is 9/1/2006. The appraised values and appraisal as of dates for three of the Extendicare Portfolio Mortgaged Properties are based on stabilized values and stabilized as of dates of 1/1/2007 for River’s Bend Health & Rehab and as of 3/1/2007 for each of Willowcrest Care Center and Heritage Nursing & Rehab Center.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

U/W NCF is the aggregate for the 82 Extendicare Portfolio Mortgaged Properties.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and annual debt constant of 8.2172066% commencing with payment date in December 2009.

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio II

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Extendicare Portfolio II Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Payments of interest only are required through and including the payment date in March 2009.

The Extendicare Portfolio II Mortgaged Properties are managed by affiliates of the Extendicare Portfolio II borrower.

Investment Grade and Significant Mortgage Loans

Extendicare Portfolio II (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Aggregate of the appraised values for the 14 properties securing the mortgage loan.

The appraisal as of date for Arbors at Delaware is 8/2/2006.

U/W NCF is the aggregate for the 14 Extendicare Portfolio II Mortgaged Properties.

Calculated based on U/W NCF and interest-only payments during first two years based on an interest rate of 6.790% calculated on an Actual/360 day basis.

Investment Grade and Significant Mortgage Loans

Homer Building

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the Homer Building Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

Reflects the Homer Building Mortgage Loan which is part of the Homer Building Loan Combination totaling $158,000,000. The Homer Building Loan Combination includes the Homer Building Non-Trust Loan in the amount of $70,000,000.

Based solely on the Homer Building Mortgage Loan.

Investment Grade and Significant Mortgage Loans

Homer Building (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated. In the case of General Services Administration (“GSA”), the ratings reflect the sovereign rating of the United States of America.

Jenner & Block, LLP has indicated it will not renew its lease. Amgen Inc. (rated A+/NR by S&P and Fitch, respectively) has entered into a 10-year lease to lease the 11th and 12th floors with an aggregate of 76,866 square feet of the Jenner & Block space at an initial base rent of $44.50 per square foot.

USAID (U.S. Agency for International Development) has vacated its space, however, it remains fully obligated for rent and other obligations under the terms of its lease. USAID will be terminating its lease accompanied by payment of a lease termination fee. Amgen Inc. has leased the 6th floor comprised of 33,742 square feet of the USAID space for approximately one year commencing 4/1/2007.

General Services Administration’s lease expiration includes 5,135 square feet expiring 1/1/2012.

Based on in-place underwritten base rental revenue.

Investment Grade and Significant Mortgage Loans

Homer Building (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Based on the Cut-Off Date Balance of the Homer Building Mortgage Loan, without regard to the Homer Building Non-Trust Loan. The Cut-Off Date LTV of the entire Homer Building Loan Combination is 62.9%.

Reflects in-place U/W NCF. U/W NCF is projected to be $12,813,833 based on rent steps through 10/31/2007 and certain other lease-up assumptions.

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Other Significant Mortgage Loans (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest-only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

U/W NCF includes 119,642 square feet of recently executed leases for tenants (Segal McCambridge, SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco) that are not yet in occupancy and 150,206 square feet of space leased to Goldman Sachs Group, Inc. that is currently dark. Excluding the 119,642 square feet of recently executed leases, the U/W NCF DSCR is 1.16x.

The Cut-Off Date LTV is based on the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000. The Cut-Off Date LTV based on the Sears Tower Loan Combination is 65.0%.

Calculated based on aggregate in-place U/W NCF and the initial rate of 5.5679% per annum during the accrual period for the Bethany Maryland Portfolio II Mortgage Loan without regard to the Bethany Maryland Portfolio II Non-Trust Loan. The aggregate in-place U/W NCF DSCR of the entire Bethany Maryland Portfolio II Loan Combination as of the Cut-Off Date is 0.84x based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% per annum for the Bethany Maryland Portfolio II Non-Trust Loan.

The U/W NCF DSCR calculated based on the aggregate projected U/W NCF and based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan without regard to the Non-Trust Loan is 1.18x. The aggregate projected U/W NCF DSCR of the entire Bethany Maryland Portfolio II Loan Combination based on the initial rate of 5.5679% for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% for the Non-Trust Loan is 0.91x.

Based on the Bethany Maryland Portfolio II Mortgage Loan only. The Cut-Off Date LTV for the entire Bethany Maryland Portfolio II Loan Combination is 93.7%. Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Bethany Maryland Portfolio II Mortgage Loan is 65.3% and for the entire Bethany Maryland Portfolio II Loan Combination is 76.7%.

Calculated based on projected U/W NCF. The in-place U/W NCF DSCR based on the in-place U/W NCF is 1.23x.

Calculated based on U/W NCF and interest-only payments during the first five years based on an interest rate of 5.976% calculated on an Actual/360 basis.

Calculated based on U/W NCF and annual debt constant of 7.176101% commencing with payment date in May 2012.

Calculated based on U/W NCF and interest-only payments based on the interest rate of 5.745% calculated on Actual/360 day basis.

The Lembi Trophy Portfolio is comprised of four loans secured by 12 multifamily properties with commercial space and two properties consisting of commercial space only. The 437 total units includes 24 commercial units.

Calculated based on interest only payments based on the interest rate of 6.440% calculated on an Actual/360 day basis.

Calculated as a weighted average based on allocated loan balances.

Significant Mortgage Loans

Significant Mortgage Loans

___________________________

___________________________

The Sears Tower Mortgage Loan is part of the Sears Tower Loan Combination that also includes the Sears Tower Non-Trust Loans in the aggregate principal amount of $440,000,000. The Sears Tower Mortgage Loan is one of multiple mortgage loans comprising the Sears Tower Loan Combination that includes: (a) the Sears Tower Mortgage Loan, (b) the Sears Tower Note A Non-Trust Loan (which may be comprised of one or more loans), with an aggregate cut-off date principal balance of $340,000,000 and (c) the Sears Tower Note B Non-Trust Loan (which may be comprised of one or more loans), with an aggregate cut-off date principal balance of $100,000,000. The Sears Tower Note A Non-Trust Loan is, at all times, pari passu in right of payment with the Sears Tower Mortgage Loan. The Sears Tower Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Sears Tower Loan Combination, subordinate in right of payment to the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. The Cut-Off Date Balance in the table above is based on the Sears Tower Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Sears Tower Loan Combination is $780,000,000.

Based on a loan amount comprised of the aggregate cut-off date principal balance of the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan. The Loan Per Square Foot on the $780,000,000 Sears Tower Loan Combination is $206.

From and after 3/11/2011, and on each monthly payment date thereafter throughout the term, solely to the extent of Available Cash (as defined in the loan agreement), borrower is required to make a payment of principal in an amount equal to the “Applicable Monthly Constant Payment” less the monthly interest payment actually paid in such calendar month.  Assuming no default, the “Applicable Monthly Constant Payment” allocable to the Sears Tower Mortgage Loan shall mean (a) from 3/11/2011 through and including 2/11/2014, a constant payment of $2,097,752 and (b) from and after 3/11/2014 until the Stated Maturity Date, a constant monthly payment of $2,149,564. Such amounts will accrue to the extent not paid.

Sears Tower

Significant Mortgage Loans

Significant Mortgage Loans

Sears Tower (cont.)

	Tenant[1]	Approx. Square Feet	% Total Square Feet	% Total Base Revenues[6]	Rent PSF[6]	Ratings[7]	Lease Expiration Date
Major Tenants:	Ernst & Young U.S., LLP	352,356	9.3%	19.0%	$35.16	NR	5/31/2012[2]
	Goldman Sachs Group, Inc.	243,311	6.4%	10.0%	$26.87	AA-/AA-	2/28/2011[3]
	Schiff Hardin LLP	218,410	5.8%	7.3%	$21.76	NR	10/31/2021[4]
	Sonnenschein Nath & Rosenthal LLP	204,832	5.4%	10.5%	$33.43	NR	8/31/2014
	Bank of America N.A.	181,257	4.8%	3.7%	$13.31	AA+/AA	2/28/2015[5]

1. *Ranked by approximate square feet.*
2. *Ernst & Young U.S., LLP is subleasing a total of 150,026 square feet. 99,440 square feet is subleased to SPSS Inc. and 50,586 square feet is subleased to Sonnenschein Nath & Rosenthal LLP.*
3. *The Goldman Sachs Group, Inc. space is currently dark, with the tenant subleasing a total of 93,105 square feet. 19,764 square feet is subleased to Guiliani Capital Advisors, LLC, 15,874 square feet is subleased to Bridge Finance Group, 17,404 square feet is subleased to Global Futures & Forex, Ltd, 5,814 square feet is subleased to Backstop Solutions Group, LLC, 5,923 square feet is subleased to Bridge Net Solutions, 10,400 square feet is subleased to TradeStation Securities, Inc. and 17,926 square feet is subleased to Williams Lea, Inc.*
4. *Schiff Hardin LLP signed a lease renewal through 2021 at $32.00 per square foot gross with annual increases. There is a partial rent abatement for the first five years. The year one rent after abatement is $22.99 per square foot gross. There is a termination option in October 2009 with 12 months written notice and payment of a termination fee, pursuant to the lease. The lease also offers the tenant a right to reduce the leased space by up to one full floor, which may be exercised by the tenant to be effective in one (1) or two (2) parts effective as of 10/31/2010 or 10/31/2013.*
5. *Bank of America N.A. shall have the right to terminate the lease or to decrease the rentable area of the leased space by one or two floors of the leased space, which floors must be contiguous to each other and must be the bottom floors of the leased space. The termination option shall be effective at any time between 8/1/2008 and 7/31/2009, which termination right must be exercised by the tenant no later than 12 months prior to the effective date of the termination of the lease and accompanied by payment of a termination fee, pursuant to the lease. The termination option shall be exercisable once, and upon exercise the tenant shall have no further rights pursuant to the termination option.*
6. *Based on in-place underwritten base rental payments, including adjustments for the partial rent abatement related to 207,368 square feet of space leased to Schiff Hardin LLP and including rent steps through July 2007.*
7. *Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company if the parent company has guaranteed the obligations under the related lease. NR means not rated.*

59

Significant Mortgage Loans

Significant Mortgage Loans

___________________________

___________________________

The Cut-Off Date LTV is based on the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000. The Cut-Off Date LTV based on the Sears Tower Loan Combination is 65.0%.

U/W NCF includes 119,642 square feet of recently executed leases for tenants (Segal McCambridge, SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco) that are not yet in occupancy and 150,206 square feet of space leased to Goldman Sachs Group, Inc. that is currently dark. Excluding the 119,642 square feet of recently executed leases, the U/W NCF DSCR is 1.16x.

Sears Tower (cont.)

Significant Mortgage Loans

Significant Mortgage Loans

Sears Tower (cont.)

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Bethany Maryland Portfolio II

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects the Bethany Maryland Portfolio II Mortgage Loan which is part of the Bethany Maryland Portfolio II Loan Combination totaling $217,000,000. The Bethany Maryland Portfolio II Loan Combination includes a subordinate non-trust loan with a Cut-Off Date Balance of $32,000,000.

Based solely on the Bethany Maryland Portfolio II Mortgage Loan.

The interest rate is for the Bethany Maryland Portfolio II Mortgage Loan and accrues interest at a rate of 5.5679% per annum through and including the accrual period expiring 4/10/2010. From and after the accrual period ending 1/10/2014, the interest rate for the Bethany Maryland Portfolio II Mortgage Loan is 6.0779% per annum and with respect to each accrual period thereafter 5.8179% per annum. The interest rate for the Bethany Maryland Portfolio II Non-Trust Loan is 9.43719%.

Investment Grade and Significant Mortgage Loans

Bethany Maryland Portfolio II (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Aggregate of the as-is appraised values based on individual appraised values of $86,800,000 for Seasons at Bel Air Apartments as of 3/5/2007, $85,400,000 for Coopers Crossing Apartments as of 3/1/2007 and $59,500,000 for Henson Creek Apartments as of 3/1/2007. The aggregate stabilized appraised value as of March 2010 is $283,100,000 based on proposed rents achieved upon completion of property renovations.

Based on the Bethany Maryland Portfolio II Mortgage Loan only. The Cut-Off Date LTV for the entire Bethany Maryland Portfolio II Loan Combination is 93.7%. Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Bethany Maryland Portfolio II Mortgage Loan is 65.3% and for the entire Bethany Maryland Portfolio II Loan Combination is 76.7%.

Reflects aggregate in-place U/W NCF. Projected aggregate U/W NCF based on assumed market vacancy of 9.33% is $12,331,086.

Calculated based on aggregate in-place U/W NCF and the initial rate of 5.5679% per annum during the accrual period through 4/10/2010 for the Bethany Maryland Portfolio II Mortgage Loan without regard to the Bethany Maryland Portfolio II Non-Trust Loan. The aggregate in-place U/W NCF DSCR of the entire Bethany Maryland Portfolio II Loan Combination as of the Cut-Off Date is 0.84x based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% per annum for the Bethany Maryland Portfolio II Non-Trust Loan.

Investment Grade and Significant Mortgage Loans

One Alliance Center

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

One Alliance Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Reflects in-place base rent.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

S1 Corporation has vacated all of its space and currently subleases 74,360 square feet. Tenant provided a $4,000,000 letter of credit for tenant improvements and leasing commissions in connection with the releasing of its space.

Towers Perrin Forster & Crosby may terminate the lease effective 8/31/2007 upon 12 months prior written notice are accompanied by a payment of a lease termination fee. Towers Perrin Forster & Crosby currently subleases 32,159 square feet and will terminate its lease on the 8th floor totaling approximately 25,000 square feet effective 8/31/2007.

BBDO Worldwide, Inc. shall have the option to terminate the lease or reduce the size of the premises with 12 months prior written notice accompanied by a payment of a lease termination fee.

Based on in-place underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

One Alliance Center (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Reflects projected U/W NCF. In-place U/W NCF for the One Alliance property is $11,695,307. Projected U/W NCF takes into account a 5% vacancy.

Investment Grade and Significant Mortgage Loans

Duke Cleveland East Suburban Portfolio

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Payments of interest only are required through and including the payment date in April 2012.

Investment Grade and Significant Mortgage Loans

Duke Cleveland East Suburban Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate square feet.

The percentages of total base revenues are based on in-place underwritten base rental revenues.

Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

Approximately 56,795 square feet expires in 1/31/2012.

Investment Grade and Significant Mortgage Loans

Duke Cleveland East Suburban Portfolio (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Aggregate of the appraised values for the eight properties securing the loan.

Calculated based on U/W NCF and annual debt constant of 7.176101% commencing with payment date in May 2012.

Investment Grade and Significant Mortgage Loans

Watergate 600

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Payments of interest only are required through and including the anticipated repayment date. From and after the anticipated repayment date, monthly payments of principal and interest in the amount of $926,373 (based on a 20-year amortization schedule) shall be required and all excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service) from the Watergate 600 Mortgaged Property shall be applied toward additional amortization of Watergate 600 Mortgage Loan and the payment of additional accrued interest.

Investment Grade and Significant Mortgage Loans

Watergate 600 (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Ranked by approximate square feet.

The percentages of total base revenues are based on underwritten base rental revenues including straightline rent for the DGB Enterprises - Atlantic Media space.

Reflects in-place base rent.

The Sponsor has personally guaranteed the lease obligations under the DGB Enterprises - Atlantic Media lease of 165,498 square feet through 10/31/2023.

Includes 17,843 square feet of vacant space formerly occupied by DGB Enterprises - Atlantic Media that is master leased by the Sponsor through 4/11/2017.

Based on underwritten base rental revenues.

Investment Grade and Significant Mortgage Loans

Watergate 600 (cont.)

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Significant Mortgage Loans

Significant Mortgage Loans

___________________________

___________________________

The Lembi Trophy Portfolio consists of four cross-collateralized and cross-defaulted mortgage loans: Lembi Trophy Portfolio I ($73,620,000, eight properties), Lembi Trophy Portfolio II ($18,770,000, four properties), 950 Franklin Street ($9,080,000, one property), and 1461-1465 Burlingame Avenue ($1,830,000, one property).

Significant Mortgage Loans

Significant Mortgage Loans

___________________________

___________________________

Based on the aggregate of the appraised values of the 14 properties securing the four loans included in the Lembi Trophy Portfolio.

Calculated as a weighted average based on allocated loan balances.

Calculated based on interest only payments based on the interest rate of 6.440% calculated on an Actual/360 day basis.

Multifamily and commercial rents are collected by the related borrowers and deposited into a lockbox account pledged to the lender. Prior to the occurrence of a sweep event, as defined in the loan documents, funds in the lockbox are required to be transferred on a daily basis to the applicable borrower’s operating account. Upon the occurrence of a sweep event, funds in the lockbox account are required to be swept on a daily basis to a deposit account controlled by the lender.

Investment Grade and Significant Mortgage Loans

Top Ten Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Investment Grade and Significant Mortgage Loans

Investment Grade and Significant Mortgage Loans

___________________________

___________________________

Cut-Off Date U/W NCF DSCR reflects the U/W NCF DSCR for amortizing and full-term interest only loans and the DSCR as of the Cut-Off Date based on interest only payments for mortgage loans that provide for payments of interest only for a specified number of periods followed by payments of principal and interest through maturity.

Calculated based on U/W NCF and debt service constant or interest rate, as applicable.

Calculated based on Cut-Off Date Balance and the related appraised value.

S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 6.320% calculated on an Actual/360 day basis. The U/W NCF DSCR based on the projected U/W NCF is 1.97x.

U/W NCF includes 119,642 square feet of recently executed leases for tenants (Segal McCambridge, SPRI Partners, Schiff Hardin LLP expansion, Latham & Watkins expansion, Augustino’s Restaurant and Salseria Loco) that are not yet in occupancy and 150,206 square feet of space leased to Goldman Sachs Group, Inc. that is currently dark. Excluding the 119,642 square feet of recently executed leases, the U/W NCF DSCR is 1.16x.

The Cut-Off Date LTV is based on the Sears Tower Mortgage Loan and the Sears Tower Note A Non-Trust Loan, totaling $680,000,000. The Cut-Off Date LTV based on the Sears Tower Loan Combination is 65.0%.

Calculated based on aggregate in-place U/W NCF and the initial rate of 5.5679% per annum during the accrual period for the Bethany Maryland Portfolio II Mortgage Loan without regard to the Bethany Maryland Portfolio II Non-Trust Loan. The aggregate in-place U/W NCF DSCR of the entire Bethany Maryland Portfolio II Loan Combination as of the Cut-Off Date is 0.84x based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% per annum for the Bethany Maryland Portfolio II Non-Trust Loan.

The U/W NCF DSCR calculated based on the aggregate projected U/W NCF and based on the initial rate of 5.5679% per annum for the Bethany Maryland Portfolio II Mortgage Loan without regard to the Bethany Maryland Portfolio II Non-Trust Loan is 1.18x. The aggregate projected U/W NCF DSCR of the entire Bethany Maryland Portfolio II Loan Combination based on the initial rate of 5.5679% for the Bethany Maryland Portfolio II Mortgage Loan and a rate of 9.43719% for the Bethany Maryland Portfolio II Non-Trust Loan is 0.91x.

Based on the Bethany Maryland Portfolio II Mortgage Loan only. The Cut-Off Date LTV for the entire Bethany Maryland Portfolio II Loan Combination is 93.7%. Based on the aggregate stabilized appraised value, the Cut-Off Date LTV for the Bethany Maryland Portfolio II Mortgage Loan is 65.3% and for the entire Bethany Maryland Portfolio II Loan Combination is 76.7%.

Calculated based on projected U/W NCF. The in-place U/W NCF DSCR based on the in-place U/W NCF is 1.23x.

Calculated based on U/W NCF and interest-only payments during the first five years based on an interest rate of 5.976% calculated on an Actual/360 basis.

Calculated based on U/W NCF and annual debt constant of 7.176101% commencing with payment date in May 2012.

Calculated based on U/W NCF and interest-only payments based on the interest rate of 5.745% calculated on Actual/360 day basis.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and interest-only payments during first three years based on an interest rate of 6.6525% calculated on an Actual/360 day basis.

Weighted average for the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on U/W NCF and annual debt constant of 8.2172066% commencing with payment date in December 2009.

Based on a loan amount of $500,000,000 that includes the Extendicare Portfolio Mortgage Loan and the Extendicare Portfolio Non-Trust Loans and calculated based on the aggregate of the appraised values for the 82 properties securing the loan.

The Lembi Trophy Portfolio is comprised of four loans secured by 12 multifamily properties with commercial space and two properties consisting of commercial space only. The 437 total units include 24 commercial units.

Calculated based on interest only payments based on the interest rate of 6.440% calculated on an Actual/360 day basis.

Calculated as a weighted average based on allocated loan balances.

Based on the aggregate of the appraised values of the 14 properties securing the four loans included in the Lembi Trophy Portfolio.

Calculated based on U/W NCF and interest-only payments during first two years based on an interest rate of 6.790% calculated on an Actual/360 day basis.

Calculated based on U/W NCF and annual debt constant of 8.321274% commencing with payment date in April 2009.

Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.1825% calculated on an Actual/360 day basis and without regard to the Homer Building Non-Trust Loan. The U/W NCF DSCR based on in-place U/W NCF and interest-only payments based on a weighted average interest rate of 5.38076% calculated on an Actual/360 day basis for the entire Homer Building Loan Combination is 1.45x. The U/W NCF DSCR for the Homer Building Mortgage Loan based on the projected U/W NCF and without regard to the Homer Building Non-Trust Loan is 2.77x. The U/W NCF DSCR based on the projected U/W NCF for the entire Homer Building Loan Combination is 1.49x.

Top Ten Loans (cont.)

Investor Reporting

Investor Reporting

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

Investor Reporting

Timeline

Timeline

Timeline